                                                                    EXHIBIT 23.6

                      [LETTERHEAD OF MILLER AND LENTS, LTD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Edge Petroleum Corporation of our estimates of proved reserves contained in Miller Exploration Company's Annual Report of Form 10-K for the year ended December 31, 2002, as amended, and further consent to our being named as an expert in such Registration Statement.

                                        MILLER AND LENTS, LTD

                                        By:  /s/ Carl D. Richard
                                        ------------------------
                                        Carl D. Richard
                                        Vice President

Houston, Texas
March 15, 2004